Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 76 to the Registration Statement (Form N-4, No. 333-28679) of Separate Account B of Venerable Insurance and Annuity Company, and to the incorporation by reference therein of our reports dated  (a) March 26, 2020, with respect to the financial statements of Venerable Insurance and Annuity Company and (b) April 3, 2020, with respect to the financial statements of Separate Account B of Venerable Insurance and Annuity Company.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania July 15, 2020